Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

HELIX ACQUISITION CORP. II

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class or Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)		Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Equity	PubCo Common Stock to be issued to shareholders of Helix	457(c), 457(f)(1)	23,509,000		$10.81	(3)	$254,132,290.00	0.0001531	$38,907.65	—	—	—	—
	Equity	PubCo Common Stock to be issued to BBOT Stockholders	457(f)(2)	4,491,000	(4)	$0.00003	(5)	$134.73	0.0001531	$0.02	—	—	—	—
Fees Previously Paid	—	—	—	—		—		—		—	—	—	—	—
	Carry Forward Securities
Carry Forward Securities	—	—	—	—				—		—	—	—	—	—
		Total Offering Amounts						$254,132,439.70		$38,907.68
		Total Fees Previously Paid
		Total Fee Offsets
		Net Fee Due								$38,907.68

(1)	Prior to the consummation of the business combination described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Helix Acquisition Corp. II, a Cayman Islands exempted company (“Helix”), will de-register from the Register of Companies in the Cyaman Islands and transfer by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Helix’s amended and restated memorandum and articles of association (the “Helix Articles”), Section 388 of the Delaware General Corporation Law (the “DGCL”) and Part XII of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) (the “Domestication”). All securities being registered will be issued by PubCo, the continuing entity following the business combination among Helix, TheRas, Inc. (d/b/a BridgeBio Oncology Therapeutics) (“BBOT”) and Helix Merger Sub II, Inc., described in this proxy statement/prospectus (the “Business Combination”), which will thereafter be renamed BridgeBio Oncology Therapeutics, Inc. (“PubCo”). In connection with and immediately prior to the Domestication, each of the then-issued and outstanding Class B ordinary shares, par value $0.0001 per share, of Helix (the “Helix Class B Shares”) will convert, on a one-for-one basis, into Class A ordinary shares, par value $0.0001 per share, of Helix (the “Helix Class A Shares”), as further described in this proxy statement/prospectus. At the effective time of the Domestication, each of the then-issued and outstanding Helix Class A Shares will be reclassified as one share of common stock, par value $0.0001 per share, of PubCo (the “PubCo Common Stock”).

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional shares of PubCo Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Calculated in accordance with Rules 457(c) and 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Helix Class A Shares on the Nasdaq Stock Market on June 13, 2025 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(4)	Represents a good faith estimate of the maximum number of shares of PubCo Common Stock to be issued to non-consenting stockholders of BBOT (“BBOT Stockholders”) upon completion of the Business Combination, estimated solely for the purposes of calculating the registration fee. The consideration to BBOT Stockholders will be determined on the closing date of the Business Combination by dividing (a)(i) $461,051,546 by (ii) the per share price at which each of Helix’s public shares may be redeemed in connection with the Business Combination pursuant to the terms of Helix’s amended and restated memorandum and articles of incorporation, by (b) the aggregate fully-diluted shares of capital stock of BBOT.

(5)	BBOT is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value per share ($0.0001) of the BBOT securities expected to be exchanged in connection with the Business Combination.